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                                                                    EXHIBIT 12.2


                             PACCAR Financial Corp.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        PURSUANT TO THE SUPPORT AGREEMENT
                       BETWEEN THE COMPANY AND PACCAR INC
                             (Thousands of Dollars)

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

                                                                            Three Months Ended
                                                                                 March 31
                                                                         1998                 1997
                                                                  -------------------------------------
FIXED CHARGES
   Interest expense                                               $      25,949             $    24,608
   Facility and equipment rental                                            227                     178
                                                                  -------------------------------------

TOTAL FIXED CHARGES                                               $      26,176             $    24,786
                                                                  -------------------------------------
                                                                  -------------------------------------


EARNINGS
   Income before taxes                                            $      11,791             $    12,744
   Depreciation                                                           1,831                   2,080
                                                                  -------------------------------------

                                                                         13,622                  14,824
   Fixed charges                                                         26,176                  24,786
                                                                  -------------------------------------

EARNINGS AS DEFINED                                               $      39,798             $    39,610
                                                                  -------------------------------------
                                                                  -------------------------------------


RATIO OF EARNINGS TO FIXED CHARGES                                        1.52x                   1.60x

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